UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2009

NAVISTAR INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9618	36-3359573
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

4201 Winfield Road, P.O. Box 1488, Warrenville, Illinois	60555
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (630) 753-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On October 12, 2009, Mr. William A. Caton, the Executive Vice President and Chief Risk Officer of Navistar International Corporation (the “Company”), notified the Company that he intends to retire effective October 31, 2009. His decision to retire was not as a result of any disagreement with the Company or its management. In connection with Mr. Caton’s retirement, the Company is considering extending additional healthcare coverage to Mr. Caton and his spouse (beyond the 36 months of coverage currently provided to him under his Executive Severance Agreement) at 100% of the cost of coverage rate in effect at the time, until such time as he and his spouse are eligible for Medicare benefits. Aside from the foregoing, there has been no change in Mr. Caton’s compensatory arrangement with the Company from that as originally disclosed in the Company’s Form 8-K filed with the Securities and Exchange Commission on June 20, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION
Registrant

Date: October 16, 2009	/S/ ANDREW J. CEDEROTH
Andrew J. Cederoth
Chief Financial Officer